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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of report (Date of earliest event
                            reported) October 6, 2004

                            West Pointe Bancorp, Inc.
                   ------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

Illinois                            0-30505                     36-4149655
-----------------             -------------------          -------------------
(State or Other                  (Commission                   (IRS Employer
Jurisdiction of                  File Number)                Identification No.)
Incorporation)

West Pointe Bancorp, Inc.
5701 West Main Street                                              62226
Belleville, Illinois                                            ------------
-------------------------------------------                      (Zip Code)
(Address of Principal Executive Offices)

                                 (618) 234-5700
                        --------------------------------
               (Registrant's Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Salary Continuation Agreement with Bonnie M. Hettenhausen

On September 30, 2004, West Pointe Bancorp, Inc. (the "Company") amended the salary continuation agreement dated January 1, 2003, by and between the Company, West Pointe Bank And Trust Company (the "Bank") and Bonnie M. Hettenhausen, Senior Vice President of the Bank. The amendment to the agreement provides that the annual benefit under the agreement is $29,597. The Company's Board of Directors, in its sole discretion, may increase the annual benefit under the agreement. A copy of the amendment to the agreement is attached hereto as
Exhibit 10.1. This description of the amendment to the agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete copy of the amendment attached hereto as an exhibit.

Salary Continuation Agreement and Split Dollar Agreement with Anthony Holdener, Jr.

On September 30, 2004, the Company entered into a salary continuation agreement by and between the Company, the Bank and Anthony Holdener, Jr., Senior Vice President/Senior Lender of the Bank. The agreement provides that upon termination of Mr. Holdener's employment on or after his 65th birthday, the Company is required to pay Mr. Holdener an annual benefit of $38,824, subject to increase by the Board of Directors, for 15 years. Mr. Holdener is also entitled to certain benefits in the event he is terminated before his 65th birthday, upon his disability or upon a change of control of the Company or the Bank. The Company is not required to pay any benefit to Mr. Holdener if the Board of Directors terminates his employment upon: (i) gross negligence or gross neglect of duties, (ii) commission of a felony or gross misdemeanor involving moral turpitude, (iii) fraud, disloyalty, dishonesty or willful violation of law or significant Company policy which results in a material adverse effect or (iv) the issuance of an order for removal by the Company's banking regulators. The Company is also not required to pay any benefit to Mr. Holdener if he commits suicide within two years of June 1, 2004 or if Mr. Holdener makes any material misstatement of fact on any application for life insurance owned by the Company on his life. The agreement also sets forth the procedures by which Mr. Holdener or his beneficiary, as applicable, may make a claim for benefits. A copy of the agreement is attached hereto as Exhibit 10.2. This description of the agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete copy of the agreement attached hereto as an exhibit.

On September 30, 2004, the Bank entered into a split dollar agreement by and between the Bank and Anthony Holdener, Jr., Senior Vice President/Senior Lender of the Bank. The agreement provides that the Bank will be the beneficiary under any life insurance policy insuring Mr. Holdener's life; however, Mr. Holdener has the right to designate the beneficiary of $150,000 of death proceeds from the policy, provided that such amount does not exceed the net death proceeds under the policy. The Bank is required to give Mr. Holdener the option to purchase the policy before selling, surrendering or transferring ownership of the policy. Upon termination of Mr. Holdener's employment following a change of control of the Company or the Bank, the Bank is required to maintain the policy in full force and effect; however, the Bank may replace the policy with comparable insurance. The agreement also sets forth the procedures by which a claimant may make a claim for benefits. The agreement automatically terminates upon Mr.

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Holdener's termination for any reason prior to his 65th birthday. A copy of the agreement is attached hereto as Exhibit 10.3. This description of the agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete copy of the agreement attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number    Description of Exhibit
--------------    ----------------------
10.1              Amendment to Salary Continuation Agreement with Bonnie M.
                  Hettenhausen

10.2              Salary Continuation Agreement with Anthony Holdener, Jr.

10.3              Split Dollar Agreement with Anthony Holdener, Jr.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WEST POINTE BANCORP, INC.
                                                 (Registrant)

Date: October 6, 2004                            By: /s/ Bruce A. Bone
                                                     --------------------------
                                                     Name: Bruce A. Bone
                                                     Title: Executive Vice
                                                     President and Chief
                                                     Financial Officer

                                       4
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                                  EXHIBIT INDEX

Exhibit Number    Description of Exhibit
--------------    ----------------------
10.1              Amendment to Salary Continuation Agreement with Bonnie M.
                  Hettenhausen

10.2              Salary Continuation Agreement with Anthony Holdener, Jr.

10.3              Split Dollar Agreement with Anthony Holdener, Jr.

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